UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2009

COMBINATORX, INCORPORATED

(Exact name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-51171	04-3514457
(Commission File No.)	(IRS Employer Identification No.)

245 First Street

Sixteenth Floor
Cambridge, MA 02142
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (617) 301-7000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed in its Current Report on Form 8-K dated May 19, 2009, CombinatoRx, Incorporated (the "Company") received a letter dated May 18, 2009 from the Listing Qualifications Department of the NASDAQ Stock Market ("NASDAQ") informing the Company that, based on a review of the Company's Quarterly Report on Form 10-Q for the period ended March 31, 2009, it no longer complied with the minimum $10.0 million stockholders' equity requirement for continued listing on The NASDAQ Global Market, as set forth in NASDAQ Marketplace Rule 5450(b)(1)(A) (the "Stockholders' Equity Requirement").

On June 8, 2009, based on NASDAQ's determination that the Company had provided a definitive plan evidencing its ability to achieve and sustain compliance with the Stockholders' Equity Requirement, NASDAQ granted the Company an extension of time to regain compliance. NASDAQ's determination was based on the plan of compliance the Company submitted to NASDAQ on June 2, 2008, which described the divestiture of its subsidiary, CombinatoRx (Singapore) Pte. Ltd. ("CRX-SG"), and the resulting elimination of the Company's $19.4 million current liability representing the outstanding principal and interest balance of convertible promissory notes issued by CRX-SG to Biomedical Sciences Investment Fund Pte. Ltd. The completion of the divestiture transaction was previously disclosed in the Company's Current Report on Form 8-K dated June 2, 2009 and such disclosure is incorporated herein by reference.

As a result of this divestiture, the Company believes that the stockholders' equity to be reported in its Quarterly Report on Form 10-Q for the six months ended June 30, 2009 will bring the Company back into compliance with the Stockholders' Equity Requirement. NASDAQ will continue to monitor the Company's ongoing compliance with the Stockholders' Equity Requirement and if, at the time the Company files its Quarterly Report on Form 10-Q for the six months ended June 30, 2009, the Company does not evidence compliance, the Company may be subject to delisting from The NASDAQ Global Market.

The Company issued a press release regarding the extension of time from NASDAQ, a copy of which is attached to this report as Exhibit 99.1 and incorporated herein by reference.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, as well as expectations and assumptions that, if they never materialize or prove incorrect, could cause the results of the Company to differ materially from those expressed or implied by such forward looking statements. All statements other than statements of historical fact are statements that could be deemed forward looking statements, including, but not limited to, the Company's expectations relating to the impact of the divestiture on its stockholders' equity and the Company's ability to achieve and sustain compliance with NASDAQ Marketplace Rules applicable to it, including the timing of such compliance. Forward-looking statements typically are identified by use of terms such as "believe," "anticipate," "expect," "estimate," "intend," "plan," "project," "will be," "will continue," "will result," "seek," "could," "may," "might," or any variations of such words or words with similar meanings. These forward looking statements reflect management's current views and the Company does not undertake to update any of these forward looking statements to reflect a change in its views or events or circumstances that occur after the date of this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description
99.1	Press Release dated June 10, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMBINATORX, INCORPORATED
	By:	/s/ Jason F. Cole
Name: Jason F. Cole
Title: Senior Vice President and
General Counsel
Dated: June 10, 2009